SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported):  November 11, 2002



                             Ralcorp Holdings, Inc.
             (Exact name of registrant as specified in its charter)

        Missouri                    1-12619                  43-1766315
   (State or other                (Commission             (I.R.S. Employer
    Jurisdiction of               File Number)           Identification No.)
    Incorporation)

             800 Market Street, Suite 2900
                   St. Louis, MO                         63101
               (Address of principal                  (Zip Code)
                 executive offices)


                                 (314) 877-7000
              (Registrant's telephone number, including area code)



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Item  5.     Other  Events.

In a press release dated November 11, 2002, a copy of which is attached hereto as Exhibit 99.1 and the text of which is incorporated by reference herein, we announced a Dutch Auction Self-Tender Offer for up 4,000,000 shares of our common stock at a price not greater than $24.00 nor less than $21.00 per share net to the seller in cash, without interest.

We will file today a Schedule TO Tender Offer Statement under Section 13(e)(4) of the Securities Exchange Act of 1934 with respect to the Tender Offer. In the Schedule we disclosed two recent developments.

First: While we currently receive limited research coverage from securities analysts, we have been informed by several major securities firms, that those firms are considering initiating coverage on our stock. While we do not know if or when such additional research coverage will be initiated, nor what rating it would contain, such additional research coverage could have an impact on the market price of our stock.

Second: We have made twelve acquisitions since April 1997, and are currently considering several additional possible acquisitions. These possible acquisitions are in various stages of consideration. Firm unconditional offers to purchase may or may not be extended by us with respect to any of these businesses, and if one or more of such offers are extended, there can be no assurance that any of such possible acquisitions would ultimately be consummated. If any of such acquisitions are ultimately consummated they could, individually or in the aggregate, be considered material to us and could consequently have an impact on the market price of our common stock.

Exhibit  99.1     Press  Release  dated  November  11,  2002


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                             RALCORP  HOLDINGS,  INC.
                                             (Registrant)


Date:  November  12, 2002                    By:  /s/ J. R. Micheletto
                                                  --------------------
                                                  J. R. Micheletto
                                                  Duly Authorized Signatory and
                                                  Chief Executive Officer
                                                  and President


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                                  EXHIBIT INDEX


Exhibit
Number          Description
------          -----------


Exhibit  99.1     Press  Release  dated  November  11,  2002